UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

February 7, 2025

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Waterford District Drive, Miami, Florida 33126

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.10	LEN	New York Stock Exchange
Class B Common Stock, par value $.10	LEN.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 7.01. Regulation FD Disclosure.

On February 7, 2025, Lennar Corporation (“Lennar”) issued a press release announcing the completion of the previously announced taxable spin-off of Millrose Properties, Inc. (“Millrose”) as described in Item 8.01 in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01. Other Events.

On February 7, 2025, Lennar completed the previously announced taxable spin-off of Millrose through the distribution of approximately 80% of the outstanding shares of Millrose Class A and Class B common stock to holders of Lennar Class A and/or Class B common stock (the “Distribution”) as of the close of business on January 21, 2025 (the “Record Date”).

The Distribution was completed as of 8:30 a.m., Eastern Time, on February 7, 2025. As a result of the Distribution, Millrose is now an independent public company and its Class A common stock is listed under the symbol “MRP” on the New York Stock Exchange. Millrose Class B common stock will not be listed. Lennar stockholders of record as of the Record Date received one share of Millrose Class A common stock, unless they elected to receive Class B common stock, for every two shares of Lennar Class A or Class B common stock held as of such date, subject to the payment of cash in lieu of fractional shares of Millrose Class A common stock. Fractional shares of Millrose Class B common stock will be rounded down.

As a result of the Distribution and the elections made by Lennar stockholders in connection with the Distribution, there are currently 120,980,401 shares of Millrose Class A common stock and 11,819,811 shares of Millrose Class B common stock distributed to Lennar stockholders (representing approximately 80% of the total outstanding shares of Millrose common stock). Lennar will temporarily retain and not vote approximately 33,200,053 shares of Class A common stock of Millrose (representing approximately 20% of the total outstanding shares of Millrose common stock), which Lennar expects to dispose of through a subsequent spin-off, split-off, public offering, private sale or any combination of these potential transactions. As of the date of the Distribution, there are 154,180,454 total outstanding shares of Millrose Class A common stock and 11,819,811 total outstanding shares of Millrose Class B common stock (166,000,265 total shares outstanding in the aggregate).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document

99.1	Press Release issued by Lennar Corporation on February 7, 2025.

104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2025	Lennar Corporation

	By:	/s/ Diane Bessette
	Name:	Diane Bessette
	Title:	Vice President and Chief Financial Officer

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